Exhibit 99.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Avici Systems Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Paul F. Brauneis, Chief Financial Officer, Senior Vice President of Finance and Administration and Treasurer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:  /s/  Paul F. Brauneis

Paul F. Brauneis

Chief Financial Officer, Senior Vice President

of Finance and Administration and Treasurer

May 14, 2003

A signed original of this written statement required by Section 906 has been provided to Avici Systems Inc. and will be retained by Avici Systems Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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